ADOBE SYSTEMS INCORPORATED

EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Adobe Systems Incorporated:

    We consent to the incorporation by reference in the Registration Statements (No. 33-10753, No. 33-18986, No. 33-23171, No. 33-30976, No. 33-36501, No. 33-38387, No. 33-48210, No. 33-63518, No. 33-78506, No. 33-83030, No. 33-83502, No. 33-83504, No. 33-84396, No. 33-86482, No. 33-59335, No. 33-63849, No. 33-63851, No. 333-28195, No. 333-28203, No. 333-28207, No. 333-57589, No. 333-81191, and No. 333-87165) on Form S-8 of Adobe Systems Incorporated of our report dated December 14, 1999, relating to the consolidated balance sheets of Adobe Systems Incorporated and subsidiaries as of December 3, 1999 and November 27, 1998, and the related consolidated statements of income, stockholders' equity and other comprehensive income, and cash flows for each of the years in the three-year period ended December 3, 1999, and related schedule, appearing on page 56 of this Form 10-K.

KPMG LLP
Mountain View, California
February 16, 2000